编号：№ 1178556

企业法人营业执照

（副　本）　副本1

注册号　440301503376045

名　　　称　大雷汽车检测技术（深圳）有限公司

住　　　所　深圳市福田区滨河路与福田区上步创新科技园13栋4楼403房

法定代表人　张秀亮

注册资本　人民币500万元

实收资本　人民币0万元

公司类型　外商独资企业

经营范围　汽车检测设备、交通自动化软件、车牌识别仪、车牌补光灯和红灯检测器的技术开发，批发，进出口及相关配套业务（不涉及国营贸易管理商品，涉及配额、许可证管理及其它特殊规定管理的商品，按国家有关规定办理申请）。

股东（发起人）　DLT INTERNATIONAL LIMITED

营业期限　自　二〇一〇年六月三日　至　二〇四〇年六月三日

成立日期　二〇一〇年六月三日

须　知

1. 《企业法人营业执照》是企业法人资格和合法经营的凭证。
2. 《企业法人营业执照》分为正本和副本，正本和副本具有同等法律效力。
3. 《企业法人营业执照》正本应当置于住所的醒目位置。
4. 《企业法人营业执照》不得伪造、涂改、出租、出借、转让。
5. 登记事项发生变化，应当向公司登记机关申请变更登记，换领《企业法人营业执照》。
6. 每年三月一日至六月三十日，应当参加年度检验。
7. 《企业法人营业执照》被吊销后，不得开展与清算无关的经营活动。
8. 办理注销登记，应当交回《企业法人营业执照》正本和副本。
9. 《企业法人营业执照》遗失或者毁坏的，应当在公司登记机关指定的报刊上声明作废，申请补领。

年度检验情况

登记机关　深圳市市场监督管理局

深圳市市场监督管理局

二〇一〇年六月　日

182827

Business License of Legal Entity

(Copy)

Copy 1

Registration number: 440301503376045

Name: Dalei Automobile Testing Technology (Shenzhen) Co., Ltd

Address: Room 403, F 4, 13th building, Innovative Technology Parks, Binhe Road, Futian, Shenzhen

Legal representatives: Xiuliang Zhang

Registered Capital: 5000,000 Yuan

Paid-up Capital: 0 Yuan

Property: sole foreign-funded enterprise

Business scope: technology development, wholesale, import and export and other related business of automotive testing equipment, traffic automation software, recognition device in LPR System, license plate and the red-light detector (it does not involve products of the state trade management, but relates to quota or license management and products of other switching provisions of the management, apply according to state regulations).

Shareholder (promoter): DLT INTERNATIONAL LIMITED

Operating period: 3rd June 2010—3rd June 2030

Establishment date: 3rd June 2010

No. 1178556

Notice

1. "Business License of Legal Entity" is a certificate for legal entity and legal business.
2. It has the original and copy of "Business License of Legal Entity", both of them have the same legal effect
3. "Business License of Legal Entity" shall be located on a obvious place of the company
4. "Business License of Legal Entity" shall not be forged, altered, leased, lent or transferred.
5. If the Registration changes, the company shall apply for change registration from the registration authority in exchange for "Business License of Legal Entity".
6. 1st March to 30th June each year, the company shall participate the annual inspection.
7. If the "Business License of Legal Entity" is revoked, the company shall not carry out business activities irrelevant to the liquidation.
8. If to cancellation of registration, the company shall turn into the original and copy of the "Business License of Legal Entity"
9. If the "Business License of Legal Entity" is lost or destroyed, the company shall

Declare to revoke and apply replacement to the specified press of the registration authority

Annual inspection status

Company registration organ: Shenzhen Market Administration

3rd June 2010

182827

深圳市华凯盛投资有限公司